EXHIBIT 23.A
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-127797 and 333-82412) and Form S-8 (File Nos. 333-127951, 333-126599, 333-126597, 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-64240, 333-31060) of El Paso Corporation of our report dated February 28, 2006 relating to the consolidated financial statements and financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 3, 2006